EXHIBIT 10.12

FIRST NATIONAL COMMUNITY BANCORP, INC. (“BANCORP”)

RESOLUTION OF THE BOARD OF DIRECTORS

November 25, 2015

WHEREAS, the Board of Directors believes that it would be appropriate and in the best interests of Bancorp to provide all full time and part time employees of First National Community Bank (the “Bank”) with a token of Bancorp’s appreciation for their efforts, in a form which will further align the interests of employees with those of Bancorp and its shareholders;

WHEREAS, the appropriate officers of Bancorp have proposed a plan in the form attached hereto as Exhibit A (the “2015 Employee Stock Grant Plan”) pursuant to which, without payment of any consideration, but in consideration of past services, (1) each full time and part time employee of the Bank as of November 25, 2015 will be issued 50 shares of Bancorp’s common stock, subject to the restriction that such shares may not be sold or transferred until after January 1, 2017, and (2) in part to mitigate the tax impact of such award to the recipients, each full time and part time employee will receive a cash award of $100 ; and

WHEREAS, the Board of Directors has reviewed and discussed the form, terms and provisions of the 2015 Employee Stock Grant Plan and after consultation with legal counsel and management, has determined that an award of shares of Bancorp’s common stock, on the terms proposed, can be made to all employees of the Bank, without registration under the securities laws of the United States or the State of Pennsylvania, under a “no-sale” theory.

NOW, THEREFORE, BE IT

RESOLVED, that Bancorp’s 2015 Employee Stock Grant Plan be, and it hereby is, approved and adopted;

RESOLVED, that there be, and there hereby is, reserved for issuance pursuant to the Plan, an aggregate of 13,550 shares of Bancorp’s common stock (the “Shares”);

RESOLVED, that the Company is hereby directed to grant each full and part time employee of the Bank as of November 25, 2015, without payment of any consideration, and in consideration of past services, 50 shares of Bancorp’s common stock, subject to the restriction that such shares may not be sold or otherwise transferred, whether or not for consideration, except pursuant to will or the laws of descent and distribution prior to January 1, 2017;

RESOLVED, that when issued, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Bancorp’s common stock;

RESOLVED, that the Company is hereby directed to grant each eligible full time and part time employee a cash award of $100 ;

RESOLVED, that Ms. Cummings and Messrs. Tokach, Bone, Champi and Ryan (the “Appropriate Officers”), or any of them, together with such other officers or employees and they shall deem appropriate, in consultation with counsel to Bancorp, be, and hereby are authorized and directed to prepare or cause to be prepared such formal plan documents, disclosures, awards letters, or other documents, as may be necessary or appropriate in connection with the 2015 Employee Stock Grant Plan and the issuance of the Shares;

RESOLVED, that the Appropriate Officers, or any of them, together with such other officers of Bancorp or officers or employees of the Bank as they shall deem appropriate be, and are hereby authorized for and on behalf of Bancorp, to take any and all actions which they deem necessary or advisable in order to effect the exemption from registration or qualification of the Shares for issue, offer, sale or trade under the Blue Sky or securities laws of any of the states or other jurisdictions of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such exemption from registration or qualification for as long as they deem necessary or as required by law;

RESOLVED, that the form and substance of any resolutions required in connection with the registration or qualification of the Shares (or the exemption therefrom) in any state, territory or other jurisdiction be, and they hereby are, adopted, provided that the Appropriate Officers, or any of them, on the advice of counsel, consider the adoption of such resolutions as necessary, appropriate or desirable, in which case, the Secretary is hereby directed to insert as an appendix to the minutes of this meeting a copy of such resolutions which shall thereupon be deemed to have been adopted by the Board of Directors with the same force and effect as the other resolutions herein set forth;

RESOLVED, that the Appropriate Officers, or any of them, be, and they hereby are, authorized to do or cause to be done any and all acts and things and to execute and deliver any and all agreements, consents and documents as in their opinion, or in the opinion of counsel for Bancorp, may be necessary, appropriate or desirable in order to carry out the purposes and intent of the foregoing resolutions; and

RESOLVED, that all actions heretofore taken by the appropriate officers of Bancorp in furtherance of the intents and purposes of the foregoing resolutions be and hereby are, ratified, confirmed and approved as if such actions had been taken on the express prior direction of this Board of Directors.

Exhibit A

November 25, 2015

First National Community Bancorp, Inc.

2015 Employee Stock Grant Plan

Purpose:

●

The purpose of the First National Community Bank (FNCB) 2015 Employee Stock Grant Plan (the Plan) is to provide employees with a long term financial interest in FNCB’s future growth and profitability by providing them with company ownership in the form of common stock.

Term:

●	The 2015 Employee Stock Grant Plan is intended to be a one-time program implemented on November 25, 2015.

Stock Subject to Plan:

●	The 2015 Employee Stock Grant Plan will utilize existing, authorized, but unissued FNCB common stock. The shares of stock granted under this Plan will not exceed 13,550 shares.

Plan Approval and Administration:

●	The FNCB Board of Directors is responsible for authorizing this Plan. The Board of Directors authorized the implementation of this Plan by Board resolution on November 25, 2015.
●	The Plan will be administered by Human Resources and Finance.

Awards:

●	All eligible employees will be granted fifty (50) shares of FNCB common stock.
●	Awards will be kept in book entry form using FNCB’s designated stock registration firm.

Plan Eligibility: To be eligible to participate in the Plan, an employee must be:

●	An active FNCB employee classified as Full Time or Part Time as of November 25, 2015 (the “Effective Date”).

●	All executive officers who are actively employed on the Effective Date will be eligible to participate in the Plan.

Stock Restrictions:

●

Stock Grant recipients may not sell the shares granted under the Plan until after January 1, 2017. FNCB’s designated stock registration firm will be responsible for administering the terms of this Plan provision.

Plan Participant Responsibilities:

●	Award recipients will be responsible for all costs and fees associated with the sale of their FNCB stock.
●	Award recipients will be responsible for all tax obligations arising from the stock grant and ownership of stock under this Plan.

Transfer of Shares:

●	Except as noted below, shares may not be transferred or sold to another party prior to January 1, 2017.
●

In the event of an employee’s death prior to the date that the one year prohibited sale restriction has been satisfied, the shares will be transferred to the employee’s estate, for distribution pursuant to the employee’s will or applicable law. The shares will then remain subject to the restriction on transfer.

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